Exhibit 21.1
IAC Inc. Subsidiaries
As of December 31, 2025

Entity	Jurisdiction of Formation
AB Licensing, L.L.C.	Delaware
About Dotdash UK Limited	England and Wales
About Insurance Solutions, LLC	Delaware
Allrecipes.com, Inc.	Washington
Apalon, LLC	Delaware
APN, LLC	Delaware
Ask Applications, Inc.	Delaware
Ask Media Group, LLC	Delaware
Bizrate Insights Inc.	Delaware
Breedlove & Associates, L.L.C.	Texas
Care Concierge, Inc.	Massachusetts
Care.com Australia Pty Limited	Australia
Care.com Europe GmbH	Germany
Care.com Europe Ltd.	England and Wales
Care.com Securities Corporation	Massachusetts
Care.com Services, LLC	Delaware
Care.com Switzerland AG	Switzerland
Care.com, Inc.	Delaware
CareZen Family Solutions, Inc.	Canada
Comedy News Ventures, Inc.	Delaware
ConsumerSearch, Inc.	Delaware
CV Acquisition Corp.	Delaware
Dotdash Meredith Inc.	Delaware
Efundraising.com Corporation Incorporated	Canada
Epic Applications, LLC	Delaware
Falcon Holdings II, LLC	Delaware
Filios, Inc.	Delaware
Health Media Ventures Inc.	Delaware
HLVP Follow On Fund GP, LLC	Delaware
HLVP Follow On Fund, L.P.	Delaware
HLVP I GP, LLC	Delaware
HLVP I, L.P.	Delaware
HLVP II GP, LLC	Delaware
HLVP II, L.P.	Delaware
HLVP III GP, LLC	Delaware
HLVP III, L.P.	Delaware
HSN Capital LLC	Delaware
HSN, LLC	Delaware
HTRF Ventures, LLC	Delaware
IAC 19th St. Holdings, LLC	Delaware
IAC Applications, LLC	Delaware
IAC Charitable Foundation, Inc.	Delaware
IAC Falcon Holdings III, LLC	Delaware
IAC Falcon Holdings, LLC	Delaware
IAC FinanceCo 4, Inc.	Delaware
IAC Group, LLC	Delaware
IAC NewCo LLC	Delaware

Exhibit 21.1

IAC Search & Media Europe Limited	Ireland
IAC Search & Media, Inc.	Delaware
IAC Search, LLC	Delaware
IAC Shopping International, Inc.	Delaware
IAC Work, LLC	Delaware
IAC/Expedia Global, LLC	Delaware
InterActiveCorp Films, Inc.	Delaware
InterActiveCorp Films, LLC	Delaware
InterCaptiveCorp, Ltd.	Bermuda
International Publishing Corporation Limited	England and Wales
Investopedia Canada, Inc.	Canada
Investopedia LLC	Delaware
iTranslate GmbH	Austria
Kit Reno, Inc.	Delaware
League Sports Services LLC	New York
LifeCare, Inc.	Delaware
LifeMart Insurance Services, Inc.	Delaware
LMIS Captive Corporation	Vermont
Meredith Holding Company	Iowa
Meredith Holdings Corporation	Iowa
Meredith India Services Private Limited	India
Meredith Operations Corporation	Iowa
Meredith Pension Trustee Ltd.	England and Wales
MNI Targeted Media Inc.	Delaware
Mosaic Group Holdings, LLC	Delaware
Quality Service Programs Inc.	Canada
Slimware Utilities Holdings, Inc.	Delaware
Sports Signup Inc.	Canada
Starnet Interactive, Inc.	Delaware
Styleclick, Inc.	Delaware
Synapse Group, Inc.	Delaware
TDB Holdings, Inc.	Delaware
TelTech Systems, Inc.	Delaware
The Daily Beast Company LLC	Delaware
The Picture Collection, LLC	Delaware
TI Asia Holdings, LLC	Delaware
TI Atlantic Europe Holdings Limited	England and Wales
TI Canada LTD.	Canada
TI Distribution Services, LLC	Delaware
TI European Holdings Limited	England and Wales
TI Gotham Inc.	Delaware
TI Inc. Affluent Media Group	New York
TI Inc. Books	Delaware
TI International Fulfillment Services B.V.	Netherlands
TI International Holdings Inc.	Delaware
TI Lifestyle Group, LLC	Delaware
TI Magazines Europe Ltd.	England and Wales
TI Magazines Holdings Limited	England and Wales
TI Publications De Mexico, S.A. De C.V.	Mexico
TI Retail Canada Inc.	Canada
TI Shared Services Inc.	Delaware
Time-Life International (Philippines) Inc.	Philippines

Exhibit 21.1

Town & Country Resources, Inc.	Delaware
USA Video Distribution LLC	Delaware
USANi LLC	Delaware
USANi Sub LLC	Delaware
Vivian Health, Inc.	Delaware
Wanderspot LLC	Washington